Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capstone Therapeutics Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John M. Holliman, III, Executive Chairman and Principal Executive Officer of the Company, and Les M. Taeger, Senior Vice President and Chief Financial Officer, and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2018

/s/ John M. Holliman, III

John M. Holliman, III

Chairman and Chief Executive Officer

(Principal Executive Officer)

/s/ Les M. Taeger

Les M. Taeger

Senior Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)